EXHIBIT 99.1

CDK Global Appoints Brian P. MacDonald as Chief Executive Officer

HOFFMAN ESTATES, Ill., March 08, 2016 (GLOBE NEWSWIRE) -- The Board of Directors of CDK Global, Inc. (Nasdaq:CDK) (“CDK” or the “Company”) today announced that, consistent with the transition plan announced on December 11, 2015, Steven J. Anenen has stepped down as chief executive officer and as a director of the Company and that Brian P. MacDonald, president, has been appointed chief executive officer.

“It has been my honor to have served as chief executive officer and as a director of CDK,” said Mr. Anenen. “I am pleased to say that Brian has quickly come to understand and appreciate CDK and our industry. Additionally, the transformation plan to significantly improve CDK’s earnings is well underway, making it the right time to hand over the reins. I am confident that CDK will continue to thrive under Brian’s leadership.”

“We are grateful for Steve’s contributions to CDK’s success. Our work together over the past few months has laid the foundation for a seamless transition and I am excited to take on the CEO role at this important time in our development as a public company,” said Mr. MacDonald. “My focus will continue to be on successfully executing CDK’s transformation and delivering long-term value for shareholders, clients and associates well into the future.”

Mr. MacDonald has been the Company’s president since January 1, 2016 and a member of the Board of Directors since June 15, 2015. Mr. Anenen will remain with the Company as an advisor to Mr. MacDonald through June 30, 2016.

About Brian P. MacDonald

Mr. MacDonald most recently served as President and Chief Executive Officer of Hertz Rental Equipment Corporation, and, from September 2014 to November 2014, as interim CEO of Hertz Corporation. He previously served as President and CEO of ETP Holdco Corp., an entity formed following Energy Transfer Partners' $5.3 billion acquisition of Sunoco, Inc. in 2012. Prior to that acquisition, Mr. MacDonald served as Chairman, President and CEO of Sunoco. He joined the company in 2009 as Senior Vice President and Chief Financial Officer. During his tenure at Sunoco, the company undertook a substantial restructuring to strengthen and transform the organization and better position it for growth. Sunoco exited unprofitable operations, significantly reduced costs, improved efficiencies, and refocused on established high-return businesses. Mr. MacDonald has also held executive management roles at Dell, General Motors Corporation, and Isuzu Motors Limited. He currently serves on the board of directors of Computer Sciences Corporation (NYSE:CSC) and previously served as a director of Ally Financial, Inc.

About CDK Global

With more than $2 billion in revenues, CDK Global (Nasdaq:CDK) is a leading global provider of integrated information technology and digital marketing solutions to the automotive retail and adjacent industries. Focused on evolving the automotive retail experience, CDK Global provides solutions to dealers in more than 100 countries around the world, serving more than 27,000 retail locations and most automotive manufacturers. CDK’s solutions automate and integrate all parts of the dealership and buying process from targeted digital advertising and marketing campaigns to the sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit www.cdkglobal.com.

Forward-Looking Statements

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including statements concerning CDK’s business transformation plan, other plans, objectives, forecasts, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook and business trends may be forward-looking statements. Words such as "might," "will," "may," “could,” "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by these forward-looking statements.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: CDK’s success in obtaining, retaining and selling additional services to clients; the pricing of CDK’s products and services; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; auto sales and advertising and related industry changes; employment and wage levels; changes in regulation; changes in technology, security breaches, interruptions, failures and other errors involving CDK’s systems; availability of capital for the payment of debt service obligations or dividends or the repurchase of shares; availability of skilled technical employees/labor/personnel; the impact of new acquisitions and divestitures; CDK’s ability to timely and effectively implement its business transformation plan; and the ability of CDK’s significant stockholders and their affiliates to significantly influence CDK’s decisions. The statements in this document are made as of the date of this document, even if subsequently made available by CDK on its website or otherwise. CDK disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed in CDK’s reports filed with the Securities and Exchange Commission (SEC), including those discussed under "Part I, Item 1A. Risk Factors" in CDK’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and its most recent Quarterly Report on Form 10-Q should be considered in evaluating any forward-looking statements contained herein. These filings can be found on CDK’s website at www.cdkglobal.com and the SEC’s website at www.sec.gov.

Investor Relations Contacts:
Elena Rosellen
973.588.2511
elena.rosellen@cdk.com

Jennifer Gaumond
847.485.4424
jennifer.gaumond@cdk.com

Media Contact:
Kyle Donash
847.485.4335
kyle.donash@cdk.com